Exhibit 99.1

Contact:	Joe Schierhorn, Chief Operating Officer and President of Northrim Bank
(907) 261-3308
Latosha Frye, Chief Financial Officer
(907) 261-8763

NEWS RELEASE

Northrim BanCorp 2Q15 Earnings Increase 9% to $4.8 Million, or $0.69 Per Diluted Share

ANCHORAGE, Alaska - July 28, 2015 - Northrim BanCorp, Inc. (NASDAQ:NRIM) (“Northrim”) today reported that loan and deposit growth coupled with contributions from the two acquisitions completed in 2014 generated a 9% increase in second quarter profits and a 19% increase in profits year-to-date compared to the same periods a year ago. Net income in the second quarter of 2015 improved to $4.8 million, or $0.69 per diluted share, compared to $4.4 million, or $0.63 per diluted share, in the second quarter of 2014, and increased 34% from $3.6 million, or $0.51 per diluted share, in the first quarter of 2015.

“Loan and deposit growth, expanding net interest margin, and continuing solid credit quality fueled profitability in the second quarter. The benefits of the two acquisitions we completed last year are also contributing to earnings in the first half of this year,” said Joseph Beedle, President and CEO. “Our mortgage origination business contributed $8.1 million to pre-tax revenues in the second quarter and $0.20 per diluted share.”

Financial Highlights (at or for the periods ended June 30, 2015, compared to March 31, 2015, and June 30, 2014)

•	Year-to-date 2015 profits increased 19% to $8.3 million, or $1.20 per diluted share, from $7.0 million, or $1.04 per diluted share, in the first half of 2014.

•
Total revenues, which include net interest income, plus other operating income, increased 7% from the previous quarter and 47% from the second quarter a year ago. Second quarter 2015 revenues were $25.8 million, compared to $24.2 million in the preceding quarter and $17.5 million in the second quarter a year ago.

•
Net interest income grew 4% in the second quarter of 2015 compared to the first quarter of 2015 and increased 6% from the second quarter a year ago, reflecting increased loan volumes for both commercial banking and mortgage operations.

•	Return on average assets was 1.33% and return on average equity was 11.46% in the second quarter of 2015.

•	Average portfolio loans increased 5% to $967.0 million for the second quarter of 2015 from a year ago and increased 2% from the preceding quarter, reflecting organic growth in the portfolio.

•
Net interest margin improved to 4.44% in the second quarter of 2015 compared to 4.39% in the first quarter of 2015 and 4.43% in the second quarter a year ago, reflecting the increased yield on earning assets and a stable cost of funds in the quarter.

•
Northrim paid a quarterly cash dividend of $0.18 per share in June 2015, up from the $0.17 per share dividend paid in the second quarter a year ago. The dividend provides an annual yield of approximately 2.8% at current market share prices.

•
Tangible book value* was $21.47 per share at June 30, 2015, compared to $20.92 at March 31, 2015 and $21.73 per share a year ago, which primarily reflected an increase in intangible assets attributable to the two acquisitions completed in 2014.

•	Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 12.67% at June 30, 2015, compared to 12.71% at March 31, 2015, and 14.26% a year ago.

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
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•	Tangible common equity to tangible assets* was 9.97% at June 30, 2015, compared to 10.07% at March 31, 2015, and 11.02% a year ago.

Financial Highlights	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Total assets	$1,500,331	$1,447,984	$1,449,349	$1,420,665	$1,355,692
Total portfolio loans	$974,849	$960,564	$924,504	$936,659	$926,809
Total deposits	$1,238,717	$1,191,013	$1,179,747	$1,192,367	$1,130,266
Total shareholders' equity	$171,082	$167,384	$164,441	$159,271	$156,898
Net income attributable to Northrim BanCorp	$4,781	$3,561	$6,674	$3,707	$4,369
Operating net income*	$4,932	$4,350	$3,297	$3,586	$4,431
Diluted earnings per share	$0.69	$0.51	$0.97	$0.53	$0.63
Operating diluted earnings per share*	$0.71	$0.63	$0.47	$0.52	$0.64
Return on average assets	1.33%	1.01%	1.84%	1.07%	1.30%
Return on average shareholders' equity	11.46%	8.65%	16.40%	9.29%	11.21%
Net tax equivalent margin*	4.44%	4.39%	4.31%	4.43%	4.43%
Efficiency ratio*	68.64%	76.09%	58.35%	68.05%	67.76%
Tangible common equity/tangible assets*	9.97%	10.07%	9.85%	10.69%	11.02%
Tangible book value per share*	$21.47	$20.92	$20.48	$22.08	$21.73
Dividends per share	$0.18	$0.18	$0.18	$0.18	$0.17

* References to tangible book value per share, tangible common equity and tangible assets (all of which exclude intangible assets), operating net income and operating diluted earnings per share (which exclude certain non-operating income and expense items), net tax equivalent margin, and the efficiency ratio (exclusive of intangible asset amortization) represent non-GAAP financial measures. Management has presented these non-GAAP measurements in this earnings release because they believe these measures are useful to investors. See page 17 of this release for reconciliations of these measures to GAAP financial measures.

Alaska Economic Update

“Alaskans and our state economy continue to demonstrate stability in the current low-price energy marketplace,” said Beedle. “With the reduction in state spending called for in the state budget for fiscal 2016 that is heavily reliant upon draws from reserves, we expect employment and economic activity in the state will be impacted somewhat.” Alaska has significant resources, both in its reserve funds and the Alaska Permanent Fund, to finance expected state government funding gaps for the next couple of years.

North Slope investment and operating activity is at record levels despite low oil prices, reflecting the long-term nature of these conventional oil projects. “Overall North Slope capital investments are estimated at $4.45 billion this year and are still expected to increase to $4.88 billion in 2016, according to figures given by companies to the state Department of Revenue. The projected years are based in state fiscal years, with the current fiscal year 2015 starting last July 1 and fiscal year 2016 beginning this July 1. By comparison, the industry spent $3.73 billion for capital projects in 2014, the fiscal year ending last June 30,” stated Alaska Business Monthly in a May 5, 2015 article.

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
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Northrim Bank sponsors the Alaskanomics blog to provide news, analysis, and commentary on Alaska’s economy. Join the conversation at Alaskanomics.com or for more information on the Alaska economy, visit: www.northrim.com and click on the “About Northrim” link and then click "Alaska's Economy". Information from our website is not incorporated into, and does not form a part of this press release.

Review of Income Statement

Community Banking

Operating net income* for the Community Banking segment increased 18% in the second quarter of 2015 to $3.6 million from $3.0 million in the preceding quarter due to increases in net interest income and other operating income and a decrease in other operating expenses. Second quarter 2015 operating net income* decreased 15% from the same quarter in 2014 primarily due to net recoveries on loans in the second quarter of 2014 that led to a negative loan loss provision. The increase in the loan loss provision in the second quarter of 2015 as compared to the second quarter of 2014 was partially offset by an increase in net interest income. The following table provides highlights of the Community Banking segment of Northrim:

	Community Banking
	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Net interest income	$13,984	$13,516	$13,893	$13,725	$13,411
Provision (benefit) for loan losses	376	326	500	—	(1,136)
Other operating income	3,724	3,252	6,764	4,550	3,751
Other operating expense	12,017	13,324	11,798	12,779	11,620
Income before provision for income taxes	5,315	3,118	8,359	5,496	6,678
Provision for income taxes	1,730	813	2,008	1,824	2,423
Net income	3,585	2,305	6,351	3,672	4,255
Less: net income attributable to the noncontrolling interest	162	72	130	191	95
Net income attributable to Northrim BanCorp	$3,423	$2,233	$6,221	$3,481	$4,160

Average diluted shares	6,941,671	6,930,873	6,943,553	6,919,993	6,919,568
Diluted earnings per share	$0.49	$0.32	$0.90	$0.50	$0.60
Operating net income*	$3,574	$3,022	$4,043	$3,360	$4,222
Operating diluted earnings per share*	$0.51	$0.44	$0.58	$0.49	$0.61

Net Interest Margin

“We continue to manage our balance sheet to be neutral to interest rate movements,” said Joe Schierhorn, Northrim Bank’s President and Chief Operating Officer. “We target a weighted average duration of approximately two years for our investment securities portfolio. The actual duration is two years as of June 30, 2015. Additionally, 68% of our loan portfolio is made up of variable rate loans at the end of the second quarter.” Northrim's tax equivalent net interest margin ("NIM") remained well above national averages1 in the second quarter of 2015 at 4.44%, compared to 4.39% in the preceding quarter and 4.43% in the second quarter a year ago. For the first six months of 2015, NIM was 4.41% compared to 4.36% for the same period a year ago.

1As of March 31, 2015, the NIM for the SNL US Bank Index was 2.70% and the NIM for SNL US Banks with assets between $1 billion and $5 billion was 3.68%.

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Other Operating Income

Northrim has interests in businesses that complement its core community banking activities. It provides financial services to businesses and individuals through these interests, including purchased receivables financing, health insurance plans, and wealth management.

Other operating income for the Community Banking segment increased 15% to $3.7 million in the second quarter of 2015 from $3.3 million in the preceding quarter and was consistent with other operating income of $3.8 million in the second quarter of 2014. Included in other operating income was other income of $947,000 for the second quarter of 2015, compared to $660,000 in the preceding quarter and $829,000 in the second quarter of 2014. In the second quarter of 2015, other income included $179,000 in recoveries from loans acquired and marked to fair value in the Alaska Pacific merger and $89,000 in gains from the sale of Elliott Cove Capital Management and Insurance operations. Other income for the first quarter of 2015 included $48,000 in recoveries from loans acquired and marked to fair value in the Alaska Pacific merger, and the second quarter of 2014 included a $158,000 bargain purchase gain on the Alaska Pacific merger. Additionally, employee benefit plan income in the second quarter of 2015 included a one-time catch-up payment of $119,000. “Our employee benefit plan programs remain profitable and enrich the financial service offerings we provide to our business customers,” said Latosha Frye, Chief Financial Officer.

Other Operating Expenses

Operating expenses for the Community Banking segment decreased 10% to $12.0 million in the second quarter of 2015 compared to $13.3 million in the first quarter of 2015 and increased 3% from $11.6 million in the second quarter a year ago. Routine operating expenses for the Community Banking segment remained relatively consistent in the first two quarters of 2015, and the decrease in the second quarter of 2015 as compared to the first quarter of 2015 is the result of decreases in non-routine operating expenses including the change in fair value of the RML earn-out liability and other real estate owned ("OREO") expenses, net of rental income and gains on sales. The increase in the second quarter of 2015 as compared to the same quarter in 2014 is the result of increases in routine operating expenses including a $233,000 increase in medical claims costs and an $86,000 increase in marketing expenses. Changes in non-routine operating expenses including the change in fair value of the RML earn-out liability, merger and acquisition expense, the reserve for purchased receivables, and OREO expenses, net of rental income and gains on sales in the second quarter of 2015 netted to a $98,000 decrease as compared to the same quarter in 2014.

Home Mortgage Lending Operations

On December 1, 2014, Residential Mortgage became a wholly owned subsidiary of Northrim Bank., RML's gross revenues and expenses are now reported on a consolidated basis throughout the various sections of Northrim's income statement. The following table provides highlights of the Home Mortgage Lending segment of Northrim Bank:

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
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	Home Mortgage Lending
	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Net interest income	$211	$116	$31	$—	$—
Provision (benefit) for loan losses	—	—	—	—	—
Other operating income	7,839	7,283	2,612	384	355
Other operating expense	5,736	5,137	1,873	—	—
Income before provision for income taxes	2,314	2,262	770	384	355
Provision for income taxes	956	934	317	158	146
Net income attributable to Northrim BanCorp	$1,358	$1,328	$453	$226	$209

Average diluted shares	6,941,671	6,930,873	6,943,553	6,919,993	6,919,568
Diluted earnings per share	$0.20	$0.19	$0.07	$0.03	$0.03

Mortgage commitments	$87,460	$81,214	$39,567	NA	NA
Mortgage loans funded for sale	$216,450	$176,373	$62,652	NA	NA
Mortgage loan refinances to total fundings	20%	39%	24%	NA	NA

Net realized gains on mortgage loans sold	$7,542	$6,154	$2,234	NA	NA
Change in fair value of mortgage loan commitments, net	(140)	818	12	NA	NA
Total production revenue	7,402	6,972	2,246	NA	NA
Other mortgage banking revenue	437	311	366	NA	NA
Total mortgage banking income	$7,839	$7,283	$2,612	NA	NA

Information included in the table above for the Home Mortgage Lending segment in periods before December 1, 2014 includes earnings from Northrim's 23.5% equity interest in RML. As of December 1, 2014, operations of RML are consolidated into Northrim's results. The data included in the table above for the quarter ended December 31, 2014 includes Northrim's 23.5% share in earnings for the first two months of the quarter and includes 100% of the earnings of RML for the one month period ending December 31, 2014. Additionally, mortgage commitments, loans funded for sale, and the percentage of refinances to total funding represents the activity for the one month period from December 1 through December 31, 2014 that occurred in the quarter ended December 31, 2014.

“New home purchases fueled the increase in mortgage volumes during the quarter, accounting for 80% of the originations, reflecting the stable real estate market in our footprint,” said Schierhorn.

“The increase in our operating expenses for the Home Mortgage Lending segment is primarily the result of higher commission costs during high production periods,” said Frye.

Income Tax Provision
Income tax expense for the second quarter of 2015 increased to $2.7 million, compared to $1.7 million for the first quarter of 2015 due to an increase in pre-tax income and a decrease in the ratio of tax-exempt interest income to total net income. The difference in the effective tax rate for the periods reported, compared to the combined Federal and State statutory tax rate of 41.11%, is primarily the result of the Company’s tax credits related to investments in low income housing tax credit partnerships and educational charitable contributions to qualified entities in the state

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
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of Alaska, tax-exempt interest income on qualified bonds and loans, and investments in life insurance policies whose earnings are not subject to taxes.
Balance Sheet Review

Northrim’s assets increased 11% to $1.50 billion at June 30, 2015, compared to $1.36 billion a year ago, reflecting continued loan growth during the year and the purchase of the remaining equity interests in Residential Mortgage at the end of 2014.

Investment securities decreased 12% from the preceding quarter and increased 8% from a year ago. The investment portfolio generated an average net tax equivalent yield of 1.50% for the second quarter of 2015 and the average estimated duration of the investment portfolio was 2.0 years at June 30, 2015.

Loans held for sale increased 19% to $73.6 million at the end of the second quarter of 2015 and average loans held for sale increased 52% to $66.0 million from the preceding quarter, reflecting the demand for new home mortgages in the Alaska marketplace.

Year-over-year, portfolio loans grew 5% to $974.8 million at quarter end, and average portfolio loans increased 2% in the second quarter. “Construction and land development loans contributed the majority of the growth in construction loans with commercial real estate projects and tax-advantaged low-income housing projects accounting for the bulk of these loans. Residential housing construction loans remain consistent at approximately 4% of portfolio loans during the past year,” Schierhorn noted.

Northrim’s deposit base continues to be 100% Alaska-based, and is primarily made up of low-cost transaction accounts. Balances in transaction accounts at June 30, 2015, represented 88.0% of total deposits compared to 90.2% a year ago. At June 30, 2015, total deposits were $1.24 billion, up 10% from $1.13 billion a year ago and up 4% from the immediate prior quarter. Year-over-year, average non-interest bearing deposits grew 10% and average interest-bearing deposits increased 6% in the second quarter of 2015.

Other borrowings decreased to $22.3 million at June 30, 2015 from $22.6 million at March 31, 2015 and increased from $2.2 million at June 30, 2014. The increase in other borrowings as compared to the same period in the prior year is the result of the inclusion of RML's short term borrowings in Northrim's consolidated balance sheet.

Shareholders’ equity increased 9% to $171.0 million, or $24.96 per share, at June 30, 2015, compared to $156.9 million, or $22.97 per share, a year ago. Tangible book value per share* was $21.47 at June 30, 2015, compared to $21.73 per share a year ago and $20.92 per share at March 31, 2015. Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 12.71% at June 30, 2015.

Asset Quality

Nonperforming assets were 0.52% of total assets and non-performing loans were 0.52% of portfolio loans at June 30, 2015. The allowance for loan losses increased to 1.79% of portfolio loans at June 30, 2015 from 1.76% at the end of the first quarter of 2015. The primary reason for this increase in the second quarter of 2015 as compared to the preceding quarter was an increase in adversely classified loans to 2.29% of portfolio loans from 0.91% at March 31, 2015 and 0.62% at June 30, 2014. Adversely classified loans are loans that Northrim has classified as substandard, doubtful, and loss. This increase resulted primarily from the downgrade of two relationships, one in the retail industry and one in the healthcare industry, during the quarter. These downgrades were unrelated to the recent decrease in oil prices. Northrim estimates that approximately 8% of portfolio loans as of June 30, 2015 have direct exposure to the oil and gas industry in Alaska.

OREO declined 33% to $2.8 million at the end of the second quarter of 2015, compared to $4.2 million the preceding quarter following the sale of four properties that generated a net gain on sale of $135,000.

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
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There were $3.2 million in restructured loans included in nonaccrual loans at the end of the second quarter of 2015, as compared to $3.2 million at March 31, 2015, and $1.5 million at June 30, 2014. Northrim held $5.7 million in performing restructured loans that were not included in nonaccrual loans at the end of the second quarter of 2015. “Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans,” said Frye. “We present restructured loans that are performing separately from those that are in nonaccrual to provide more information on this category of loans and to differentiate between accruing performing and nonperforming restructured loans.”

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 75% of Alaska’s population; and an asset based lending division in Washington; and a wholly-owned mortgage brokerage company, Residential Mortgage Holding Company, LLC. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
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Forward-Looking Statement
This release may contain “forward-looking statements” as that term is defined for purposes of Section 21D of the Securities and Exchange Act. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward looking statements are subject to various risks and uncertainties that may cause our actual results may differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include: our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins; our ability to implement our marketing and growth strategies; our expected cost savings, synergies, and other financial benefits from the recently completed merger of Northrim with Alaska Pacific might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; our expected cost savings, synergies and other financial benefits from the acquisition of Residential Mortgage Holding Company, LLC might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; and our ability to execute our business plan.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and from time to time are disclosed in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim does not undertake any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

http://www.akbizmag.com/Alaska-Business-Monthly/May-2015/North-Slope-Activity-Sees-Increased-Investment/
http://www.pewtrusts.org/en/research-and-analysis/blogs/stateline/2014/06/09/sp-ratings-2014

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Income Statement
(Dollars in thousands, except per share data)	Three Months Ended
(Unaudited)	June 30,	March 31,	Three Month	June 30,	One Year
	2015	2015	% Change	2014	% Change
Interest Income:
Interest and fees on loans	$14,135	$13,467	5%	$13,082	8%
Interest on portfolio investments	784	908	-14%	772	2%
Interest on deposits in banks	24	11	118%	41	-41%
Total interest income	14,943	14,386	4%	13,895	8%
Interest Expense:
Interest expense on deposits	493	477	3%	348	42%
Interest expense on borrowings	255	277	-8%	136	88%
Total interest expense	748	754	-1%	484	55%
Net interest income	14,195	13,632	4%	13,411	6%

Provision (benefit) for loan losses	376	326	15%	(1,136)	NM
Net interest income after provision (benefit) for loan losses	13,819	13,306	4%	14,547	-5%

Other Operating Income:
Mortgage banking income	7,839	7,283	8%	—	NM
Employee benefit plan income	931	777	20%	878	6%
Electronic banking income	700	622	13%	604	16%
Service charges on deposit accounts	568	490	16%	607	-6%
Purchased receivable income	562	589	-5%	484	16%
Gain on sale of securities	16	114	-86%	349	-95%
Equity in earnings from RML	—	—	NM	355	NM
Other income	947	660	43%	829	14%
Total other operating income	11,563	10,535	10%	4,106	182%

Other Operating Expense:
Salaries and other personnel expense	11,125	10,550	5%	6,839	63%
Occupancy expense	1,594	1,604	-1%	1,112	43%
Professional and outside services	791	751	5%	219	261%
Marketing expense	642	617	4%	394	63%
Change in fair value, RML earn-out liability	587	1,502	-61%	—	NM
Equipment expense	428	434	-1%	359	19%
Insurance expense	345	324	6%	284	21%
Intangible asset amortization expense	72	73	-1%	81	-11%
Merger and acquisition expense	—	—	NM	312	NM
Reserve for (recovery from) purchased receivables	(18)	(54)	-67%	243	-107%
OREO (income) expense, net rental income and gains on sale	(121)	297	-141%	(9)	NM
Other operating expense	2,308	2,363	-2%	1,786	29%
Total other operating expense	17,753	18,461	-4%	11,620	53%

Income before provision for income taxes	7,629	5,380	42%	7,033	8%
Provision for income taxes	2,686	1,747	54%	2,569	5%
Net income	4,943	3,633	36%	4,464	11%
Less: Net income attributable to the noncontrolling interest	162	72	125%	95	71%
Net income attributable to Northrim BanCorp	$4,781	$3,561	34%	$4,369	9%

Basic EPS	$0.70	$0.52	35%	$0.64	9%
Diluted EPS	$0.69	$0.51	35%	$0.63	10%
Average basic shares	6,854,338	6,854,189	—%	6,829,897	—%
Average diluted shares	6,941,671	6,930,873	—%	6,919,568	—%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
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Income Statement
(Dollars in thousands, except per share data)	Six months ended June 30,
(Unaudited)			One Year
	2015	2014	% Change
Interest Income:
Interest and fees on loans	$27,602	$23,953	15%
Interest on portfolio investments	1,692	1,525	11%
Interest on deposits in banks	35	90	-61%
Total interest income	29,329	25,568	15%
Interest Expense:
Interest expense on deposits	970	634	53%
Interest expense on borrowings	532	290	83%
Total interest expense	1,502	924	63%
Net interest income	27,827	24,644	13%

Provision (benefit) for loan losses	702	(1,136)	-162%
Net interest income after provision (benefit) for loan losses	27,125	25,780	5%

Other Operating Income:
Mortgage banking income	15,122	—	NM
Employee benefit plan income	1,708	1,754	-3%
Electronic banking income	1,322	1,104	20%
Purchased receivable income	1,151	965	19%
Service charges on deposit accounts	1,058	1,083	-2%
Gain on sale of securities	130	446	-71%
Equity in earnings from RML	—	224	NM
Other income	1,607	1,264	27%
Total other operating income	22,098	6,840	223%

Other Operating Expense:
Salaries and other personnel expense	21,675	12,759	70%
Occupancy expense	3,198	1,989	61%
Change in fair value, RML earn-out liability	2,089	—	NM
Professional and outside services	1,542	624	147%
Marketing expense	1,259	1,008	25%
Equipment expense	862	657	31%
Insurance expense	669	469	43%
OREO (income) expense, net rental income and gains on sale	176	(247)	171%
Intangible asset amortization expense	145	133	9%
Merger and acquisition expense	—	705	NM
Reserve for (recovery from) purchased receivables	(72)	206	-135%
Other operating expense	4,671	3,285	42%
Total other operating expense	36,214	21,588	68%

Income before provision for income taxes	13,009	11,032	18%
Provision for income taxes	4,433	3,866	15%
Net income	8,576	7,166	20%
Less: Net income attributable to the noncontrolling interest	234	139	68%
Net income attributable to Northrim BanCorp	$8,342	$7,027	19%

Basic EPS	$1.22	$1.05	16%
Diluted EPS	$1.20	$1.04	15%
Average basic shares	6,854,264	6,683,897	3%
Average diluted shares	6,938,879	6,774,434	2%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
11 of 20

Balance Sheet
(Dollars in thousands)
(Unaudited)	June 30,	March 31,	Three Month	June 30,	One Year
	2015	2015	% Change	2014	% Change

Assets:
Cash and due from banks	$44,017	$32,957	34%	$36,318	21%
Interest bearing deposits in other banks	60,054	13,115	358%	61,565	-2%
Portfolio investments	229,882	260,338	-12%	213,578	8%

Loans held for sale	73,593	61,873	19%	14,189	419%

Portfolio loans	974,849	960,564	1%	926,809	5%
Allowance for loan losses	(17,418)	(16,947)	3%	(16,032)	9%
Net portfolio loans	957,431	943,617	1%	910,777	5%
Purchased receivables, net	14,048	15,332	-8%	17,380	-19%
Other real estate owned, net	2,807	4,209	-33%	4,897	-43%
Premises and equipment, net	37,942	36,449	4%	32,370	17%
Goodwill and intangible assets	23,889	23,962	—%	8,430	183%
Other assets	56,668	56,132	1%	56,188	1%
Total assets	$1,500,331	$1,447,984	4%	$1,355,692	11%

Liabilities:
Demand deposits	$455,358	$410,464	11%	$388,728	17%
Interest-bearing demand	173,952	179,124	-3%	174,647	—%
Savings deposits	129,938	127,708	2%	120,118	8%
Alaska CDs	97,592	99,120	-2%	115,081	-15%
Money market deposits	232,877	227,345	2%	220,811	5%
Time deposits	149,000	147,252	1%	110,881	34%
Total deposits	1,238,717	1,191,013	4%	1,130,266	10%
Securities sold under repurchase agreements	17,895	17,820	—%	19,776	-10%
Other borrowings	22,309	22,569	-1%	2,186	921%
Junior subordinated debentures	18,558	18,558	—%	18,558	—%
Other liabilities	31,770	30,640	4%	28,008	13%
Total liabilities	1,329,249	1,280,600	4%	1,198,794	11%

Shareholders' Equity:
Northrim BanCorp shareholders' equity	170,805	167,257	2%	156,771	9%
Noncontrolling interest	277	127	118%	127	118%
Total shareholders' equity	171,082	167,384	2%	156,898	9%
Total liabilities and shareholders' equity	$1,500,331	$1,447,984	4%	$1,355,692	11%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
12 of 20

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Composition of Portfolio Investments
	June 30, 2015		March 31, 2015		June 30, 2014
	Balance	% of total	Balance	% of total	Balance	% of total
U.S. Treasury securities	$15,150	6.6%	$15,151	5.8%	$15,564	7.3%
U.S. Agency securities	158,093	68.8%	185,105	71.1%	132,329	62.0%
U.S. Agency mortgage-backed securities	926	0.4%	979	0.4%	1,154	0.5%
Corporate bonds	40,326	17.5%	41,325	15.9%	42,966	20.1%
Alaska municipality, utility, or state bonds	12,965	5.6%	13,525	5.2%	17,203	8.1%
Other municipality, utility, or state bonds	605	0.3%	886	0.3%	887	0.4%
FHLB Stock	1,817	0.8%	3,367	1.3%	3,475	1.6%
Total portfolio investments	$229,882		$260,338		$213,578

Composition of Portfolio Loans
	June 30, 2015		March 31, 2015		December 31, 2014		September 30, 2014		June 30, 2014
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Commercial loans	$334,181	34%	$324,433	34%	$306,543	33%	$317,315	34%	$339,011	36%
Commercial real estate loans	445,369	46%	445,699	46%	432,982	46%	451,821	48%	435,236	47%
Construction loans	139,916	14%	133,654	14%	126,037	14%	106,335	11%	90,079	10%
Consumer loans	59,842	6%	61,240	6%	63,493	7%	65,836	7%	66,923	7%
Subtotal	979,308		965,026		929,055		941,307		931,249
Unearned loan fees, net	(4,459)		(4,462)		(4,551)		(4,648)		(4,440)
Total portfolio loans	$974,849		$960,564		$924,504		$936,659		$926,809

Composition of Deposits
	June 30, 2015		March 31, 2015		December 31, 2014		September 30, 2014		June 30, 2014
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Demand deposits	$455,358	36%	$410,464	35%	$403,523	35%	$438,805	37%	$388,728	34%
Interest-bearing demand	173,952	15%	179,124	15%	185,114	15%	176,030	15%	174,647	15%
Savings deposits	129,938	10%	127,708	11%	122,588	10%	119,002	10%	120,118	11%
Alaska CDs	97,592	8%	99,120	8%	99,736	8%	112,667	9%	115,081	10%
Money market deposits	232,877	19%	227,345	19%	226,574	20%	237,235	20%	220,811	20%
Time deposits	149,000	12%	147,252	12%	142,212	12%	108,628	9%	110,881	10%
Total deposits	$1,238,717		$1,191,013		$1,179,747		$1,192,367		$1,130,266

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
13 of 20

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Asset Quality
	June 30,	March 31,	June 30,
	2015	2015	2014
Nonaccrual loans	$5,040	$4,810	$3,080
Loans 90 days past due	—	—	—
Total nonperforming loans	5,040	4,810	3,080
Other real estate owned	2,807	4,209	4,897
Nonperforming purchased receivables	—	—	243
Total nonperforming assets	$7,847	$9,019	$8,220
Government guarantees on nonperforming assets[2]	$1,628	$2,375	$968
Performing restructured loans	$5,736	$5,789	$7,214
Nonperforming loans / portfolio loans	0.52%	0.50%	0.33%
Nonperforming assets / total assets	0.52%	0.62%	0.61%
Loans measured for impairment	$26,345	$12,827	$6,351
Allowance for loan losses / portfolio loans	1.79%	1.76%	1.73%
Allowance for loan losses / nonperforming loans	346%	352%	521%
Gross loan charge-offs for the quarter	$—	$188	$63
Gross loan recoveries for the quarter	($96)	($87)	($1,199)
Net loan charge-offs (recoveries) for the quarter	($96)	$102	($1,136)
Net loan charge-offs (recoveries) year-to-date	$6	$102	($886)
Net loan charge-offs (recoveries) for the quarter / average loans, for the quarter	(0.01)%	0.01%	(0.12)%
Net loan charge-offs (recoveries) year-to-date / average loans,
year-to-date annualized	—%	0.04%	(0.21)%

2Represents the portion of nonperforming assets that are guaranteed by governmental agencies including the Small Business Administration, the United States Department of Agriculture, the Bureau of Indian Affairs, and the Alaska Industrial Development and Export Authority.

	Balance at	Additions	Payments	Charge-offs	Transfers to	Sales	Balance at
	June 30, 2015	this quarter	this quarter	this quarter	OREO	this quarter	March 31, 2015
Commercial loans	$3,049	$550	($39)	$—	$—	$—	$2,538
Commercial real estate	1,679	—	(116)	—	—	—	1,795
Construction loans	—	—	—	—	—	—	—
Consumer loans	312	—	(8)	—	(157)	—	477
Other real estate owned	2,807	—	—	—	157	(1,559)	4,209
Total non-performing assets	$7,847	$550	($163)	$—	$—	($1,559)	$9,019

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
14 of 20

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Three Months Ended
	June 30, 2015		March 31, 2015		June 30, 2014
		Average		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$39,229	0.25%	$14,809	0.30%	$48,466	0.33%
Portfolio investments	229,485	1.50%	270,743	1.47%	243,096	1.39%
Loans held for sale	66,074	3.56%	43,361	3.70%	10,827	4.03%
Portfolio loans	966,952	5.67%	946,074	5.62%	924,881	5.65%
Total interest-earning assets	1,301,740	4.67%	1,274,987	4.62%	1,227,270	4.58%
Nonearning assets	143,404		154,204		116,450
Total assets	$1,445,144		$1,429,191		$1,343,720

Liabilities and Shareholders' Equity
Interest-bearing deposits	$784,972	0.25%	$775,172	0.25%	$748,537	0.19%
Borrowings	54,644	1.85%	58,982	1.83%	43,063	1.23%
Total interest-bearing liabilities	839,616	0.36%	834,154	0.36%	791,600	0.24%

Noninterest-bearing demand deposits	408,390		386,324		371,979
Other liabilities	29,840		41,788		23,862
Shareholders' equity	167,298		166,925		156,279
Total liabilities and shareholders' equity	$1,445,144		$1,429,191		$1,343,720
Net spread		4.31%		4.26%		4.34%
Net tax equivalent margin*		4.44%		4.39%		4.43%
Average portfolio loans to average
interest-earning assets	74.28%		74.20%		75.36%
Average portfolio loans to average total deposits	81.03%		81.45%		82.54%
Average non-interest deposits to average
total deposits	34.22%		33.26%		33.20%
Average interest-earning assets to average
interest-bearing liabilities	155.04%		152.85%		155.04%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
15 of 20

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Year-to-date
	June 30, 2015		June 30, 2014
		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$26,972	0.26%	$53,275	0.34%
Portfolio investments	250,000	1.49%	243,200	1.39%
Loans held for sale	54,780	3.62%	8,727	4.07%
Portfolio loans	956,571	5.65%	848,007	5.68%
Total interest-earning assets	1,288,323	4.65%	1,153,209	4.52%
Nonearning assets	148,888		109,046
Total assets	$1,437,211		$1,262,255

Liabilities and Shareholders' Equity
Interest-bearing deposits	$780,099	0.25%	$692,212	0.18%
Borrowings	56,801	1.84%	42,752	1.34%
Total interest-bearing liabilities	836,900	0.36%	734,964	0.25%

Noninterest-bearing demand deposits	397,417		354,205
Other liabilities	35,781		21,846
Shareholders' equity	167,113		151,240
Total liabilities and shareholders' equity	$1,437,211		$1,262,255
Net spread		4.29%		4.27%
Net tax equivalent margin*		4.41%		4.36%
Average portfolio loans to average interest-earning assets	74.25%		73.53%
Average portfolio loans to average total deposits	81.24%		81.04%
Average non-interest deposits to average total deposits	33.75%		33.85%
Average interest-earning assets to average interest-bearing liabilities	153.94%		156.91%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
16 of 20

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Capital Data (At quarter end)
	June 30, 2015	March 31, 2015	June 30, 2014
Book value per share	$24.96	$24.42	$22.97
Tangible book value per share*	$21.47	$20.92	$21.73
Tangible Common Equity/Tangible Assets*	9.97%	10.07%	11.02%
Tier 1 Capital / Risk Adjusted Assets	12.67%	12.71%	14.26%
Total Capital / Risk Adjusted Assets	13.92%	13.96%	15.51%
Tier 1 Capital / Average Assets	10.25%	10.35%	12.55%
Shares outstanding	6,854,413	6,854,189	6,830,913
Unrealized gain on AFS securities, net of income taxes	$643	$747	$852

Profitability Ratios
	June 30, 2015	March 31, 2015	June 30, 2014
For the quarter:
Net tax equivalent margin*	4.44%	4.39%	4.43%
Efficiency ratio*	68.64%	76.09%	65.87%
Return on average assets	1.33%	1.01%	1.30%
Return on average equity	11.46%	8.65%	11.21%

Year-to-date:	June 30, 2015	June 30, 2014
Net tax equivalent margin*	4.41%	4.36%
Efficiency ratio*	72.25%	68.15%
Return on average assets	1.17%	1.12%
Return on average equity	10.07%	9.37%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
17 of 20

*Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Tangible book value is a non-GAAP measure defined as shareholders' equity, less intangible assets, divided by shares outstanding.

	June 30, 2015	June 30, 2015
	Book value per share	Tangible book value per share
Total shareholder's equity	$171,082	$171,082
Less: goodwill and intangible assets	N/A	23,889
	$171,082	$147,193
Divided by shares outstanding	6,854	6,854
	$24.96	$21.47

Tangible common equity to tangible assets is a non-GAAP ratio that represents total equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. This ratio has received more attention over the past several years from stock analysts and regulators. The GAAP measure of common equity to assets is calculated by dividing total equity by total assets. Total equity to total assets was 11.40% at June 30, 2015 as compared to 11.56% at March 31, 2015 and 11.57% at June 30, 2014.

	June 30, 2015	March 31, 2015	June 30, 2014
Total shareholders' equity	$171,082	$167,384	$156,898
Less: goodwill and other intangible assets, net	23,889	23,962	8,430
Tangible common shareholders' equity	$147,193	$143,422	$148,468

Total assets	$1,500,331	$1,447,984	$1,355,692
Less: goodwill and other intangible assets, net	23,889	23,962	8,430
Tangible assets	$1,476,442	$1,424,022	$1,347,262
Tangible common equity ratio	9.97%	10.07%	11.02%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
18 of 20

(Dollars in thousands, except per share data)
(Unaudited)

Tax-equivalent net interest margin is a non-GAAP performance measurement in which interest income on non-taxable investments and loans is presented on a tax-equivalent basis using a combined federal and state statutory rate of 41.11% in both 2015 and 2014.

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net interest income	$14,195	$13,632	$13,924	$13,725	$13,411
Divided by average interest-bearing assets	1,301,740	1,274,758	1,297,877	1,242,944	1,227,270
Net interest margin[3]	4.37%	4.34%	4.26%	4.38%	4.38%

Net interest income	$14,195	$13,632	$13,924	$13,725	$13,411
Plus: reduction in tax expense related to
tax-exempt interest income	199	152	165	139	129
	$14,394	$13,784	$14,089	$13,864	$13,540
Divided by average interest-bearing assets	1,301,740	1,274,758	1,297,877	1,242,944	1,227,270
Tax-equivalent net interest margin[3]	4.44%	4.39%	4.31%	4.43%	4.43%

	Year-to-date
	June 30, 2015	June 30, 2014
Net interest income	$27,827	$24,644
Divided by average interest-bearing assets	1,288,323	1,153,209
Net interest margin[3]	4.36%	4.31%

Net interest income	$27,827	$24,644
Plus: reduction in tax expense related to tax-exempt interest income	351	280
	$28,178	$24,924
Divided by average interest-bearing assets	1,288,323	1,153,209
Tax-equivalent net interest margin[3]	4.41%	4.36%

3Calculated using actual days in the quarter divided by 365.

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
19 of 20

(Dollars in thousands, except per share data)
(Unaudited)

The efficiency ratio is a non-GAAP ratio that is calculated by dividing other operating expense, exclusive of intangible asset amortization, by the sum of net interest income and other operating income.

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Other operating expense	$17,753	$18,461	$13,671	$12,779	$11,620
Less: intangible asset amortization	72	73	75	81	81
	$17,681	$18,388	$13,596	$12,698	$11,539
Net interest income	$14,195	$13,632	$13,924	$13,725	$13,411
Plus: other operating income	11,563	10,535	9,375	4,934	4,106
	$25,758	$24,167	$23,299	$18,659	$17,517
Efficiency ratio	68.64%	76.09%	58.35%	68.05%	65.87%

	Year-to-date
	June 30, 2015	June 30, 2014
Other operating expense	$36,214	$21,588
Less: intangible asset amortization	145	133
	$36,069	$21,455
Net interest income	$27,827	$24,644
Plus: other operating income	22,098	6,840
	$49,925	$31,484
Efficiency ratio	72.25%	68.15%

Northrim BanCorp Reports 2Q15 Earnings of $4.8 Million, or $0.69 Per Diluted Share
July 28, 2015
20 of 20

(Dollars in thousands, except per share data)
(Unaudited)

Operating net income is a non-GAAP measure and represents net income attributable to the Company which excludes gains and losses on the sale of securities and fixed assets, gain on the purchase of the mortgage affiliate, gain on the sale of other real estate owned, gain on loans acquired, changes in the fair value of the earn out liability related to the purchase of the mortgage affiliate, and merger and acquisition expenses, net of tax.

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net income attributable to Northrim BanCorp	$4,781	$3,561	$6,674	$3,707	$4,369

Gain on sale of securities	(16)	(114)	—	(15)	(349)
Gain on sale of fixed assets	—	—	—	(1,115)	—
Gain on purchase of mortgage affiliate	—	—	(3,001)	—	—
Gain on sale of other real estate owned	(135)	—	(173)	(102)	(75)
Gain on loans acquired	(179)	(48)	(691)	(4)	—
Change in fair value, RML earn-out liability	587	1,502	—	—	—
Merger and acquisition expense	—	—	226	1,031	312
Total adjustment to net income	257	1,340	(3,639)	(205)	(112)
Provision for income taxes	106	551	(262)	(84)	(174)
Operating net income	$4,932	$4,350	$3,297	$3,586	$4,431

Community Banking Segment	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net income attributable to Northrim BanCorp	$3,423	$2,233	$6,221	$3,481	$4,160

Gain on sale of securities	(16)	(114)	—	(15)	(349)
Gain on sale of fixed assets	—	—	—	(1,115)	—
Gain on purchase of mortgage affiliate	—	—	(3,001)	—	—
Gain on sale of other real estate owned	(135)	—	(173)	(102)	(75)
Gain on loans acquired	(179)	(48)	(691)	(4)	—
Change in fair value, RML earn-out liability	587	1,502	—	—	—
Merger and acquisition expense	—	—	226	1,031	312
Total adjustment to net income	257	1,340	(3,639)	(205)	(112)
Provision for income taxes	106	551	(1,461)	(84)	(174)
Operating net income	$3,574	$3,022	$4,043	$3,360	$4,222

Operating diluted earnings per share is a non-GAAP ratio that represents operating net income divided by average diluted shares.

-0-
Note Transmitted on GlobeNewswire on July 28, 2015, at 12:00 pm Alaska Standard Time.